UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101) INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Amendment Number One to Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[X] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

GROW CONDOS, INC. (Name of Registrant as Specified in Its Charter)

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(2) Aggregate number of securities to which transaction applies:

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[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

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GROW CONDOS, INC.

722 W. Dutton Road

Eagle Point, Oregon 97524

Notice of Action By Written Consent of stockholders

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the shareholders of Grow Condos, Inc., a Nevada corporation (Company, we, us, or our), have approved the following actions without a meeting of stockholders in accordance with laws governing corporations incorporated in the State of Nevada:

(1) The approval of an amendment to our articles of incorporation to set the number of authorized shares of capital stock the Company shall authority to issue at 100,000,000 common shares and 10,000,000 preferred shares; and
(2) The approval of a reverse stock split of all our authorized and outstanding common stock at a ratio of 1-for-20 to be effected on a date within one year of the date of the mailing hereof as determined by the Board of Directors with all fractional shares to be rounded up to the next whole number.

This action will become effective on the 20th day after the Definitive Information Statement is mailed to our stockholders.

The enclosed Information Statement contains information pertaining to the matters acted upon.

We are not asking you for a proxy, and you are requested not to send us a proxy.

By Order of the Board of Directors,

|s|Wayne A. Zallen Wayne A. Zallen CEO

Eagle Point, Oregon

October ____, 2015

GROW CONDOS, INC.

722 W. Dutton Road

Eagle Point, Oregon 97524

Information Statement Action By Written Consent of Stockholders

General Information

We are not asking you for a proxy, and you are requested not to send us a proxy.

This Information Statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this Information Statement. We are mailing this Information Statement to our Stockholders on or about October __, 2015.

What action was taken by written consent?

On September 30, 2015, we obtained stockholder consent for the approval of an amendment to our articles of incorporation to: (i) set the number of authorized shares of capital stock the Company shall authority to issue at 100,000,000 common shares and 10,000,000 preferred shares: and (ii) affect a reverse stock split of all our authorized and outstanding common stock at a ratio of 1-for-20 to be effected on a date within one year of the date of the mailing hereof as determined by the Board of Directors with all fractional shares to be rounded up to the next whole number.

How many shares of were outstanding and entitled to vote on September 30, 2015?

On September 30, 2015, the date we received the consent of the holders of more than a majority of the voting power of our shareholders, there were 44,780,579 common shares outstanding and no preferred shares outstanding. Accordingly, the voting power on September 30, 2015, was 44,780,579 common shares.

What vote was obtained to approve the amendments to the certificate of incorporation described in this Information Statement?

We obtained the approval of the holders of over 51% of the voting power of our shares that were entitled to give such consent (the Consenting Shareholders).

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Our costs are estimated at approximately $____________.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED CAPITAL SHARES

General

Our Board and the Majority Stockholders authorized the common stock change to set the number of authorized shares of capital stock the Company shall authority to issue at 100,000,000 common shares and 10,000,000 preferred shares. This will increase the number of authorized common shares the corporation may issue from 45,000,000 to 100,000,000 and the number of authorized preferred shares the corporation may issue from 5,000,000 to 10,000,000.

Purpose and Effect of Changing (Increasing) the Number of Authorized Shares

The additional shares of common stock available for issue would be part of the existing class of common stock, if and when issued. These shares would have the same rights and privileges as the shares of common stock currently outstanding. Holders of the Company’s common stock do not have preemptive rights to suscribe for and purchase any new or additional issues of common stock or securities convertible into common stock.

At the present time there are no shares of preferred stock issued and outstanding and no rights and preferences for any series of preferred stock have been designated. Therefore, the increase in authorized shares of preferred stock will merely increase the number of preferred shares the corporation would have available if and when it should ever designate a series of preferred shares and designate rights and preferences therefore.

Our Board believes that an increase in the capital stock available for issuance is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of capital stock is to have shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

*	conversion of convertible securities;

*	future acquisitions;

*	investment opportunities;

*	stock dividends or other distributions;

*	issuances pursuant to our stock plans; and

*	future financings and other corporate purposes.

 Although the Company is actively discussing financing alternatives which may result in the issuance of additional shares of common stock, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of common stock.  Since 44,780,879 of our 45,000,000 authorized shares are currently outstanding, our ability to issue additional shares without the proposed amendment is clearly extremely limited.

No further stockholder approval is required to affect an increase in the common stock available for issuance or to issue any additional shares of common stock.

Anti-Takeover Effects of the Common Stock Increase

THE OVERALL EFFECT OF THE COMMON STOCK INCREASE MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the common stock increase is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of common stock.

The increase in the relative number of authorized shares of common stock is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the common stock increase a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the increase in the number of shares of common stock that the Company is able to issue in order to attract potential investors and conduct equity financings. Any issuance of additional shares of common stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Effectiveness of Amendment

The Certificate of Amendment of the Articles of Incorporation amending the number of authorized shares will be in substantially the form attached to this Information Statement as Appendix A and will become effective upon the acceptance for record of the Certificate of Amendment of our Articles of Incorporation with the Secretary of State of Nevada, which will occur no earlier than 20 calendar days after this Information Statement has first been sent to Shareholders.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO AFFECT A ONE FOR TWENTY REVERSE STOCK SPLIT

Approval of a Reverse Split

Our board of directors has adopted a resolution authorizing, but not requiring, a reverse split of our common stock at a ratio of 1-for-20. Stockholders holding a majority of the outstanding votes approved the reverse stock split and preferred amendment by written consent on September 30, 2015.

Reasons for the Reverse Split

Increase Per Share Stock Price of Common Stock

: The reverse stock split is intended to increase the per share stock price of our common stock. As of September 29, 2015, the last reported closing price of our common stock was $0.11 per share. Our board of directors believes that if we are successful in maintaining a higher price per share of our common stock, we will be able to generate greater interest among investors and institutions. If we are successful in generating such interest, we anticipate that our common stock would have greater liquidity and a stronger investor base. Our board also believes that many brokers are unwilling to accept for deposit shares with prices below $0.25.  We believe that affecting the reverse stock split will help us achieve such minimum price and allow us to meet the minimum share price requirement for additional brokers and benefit our shareholders. However, the effect of the reverse stock split, if any, upon the sustained stock price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies like us is varied. Further, we cannot assure you that the stock price of our common stock after the reverse stock split will be maintained in proportion to the reduction in the number of shares of common stock outstanding as a result of the reverse stock split because, among other things, the stock price of our common stock may be based on our performance and as well as other factors such as market conditions that are beyond our control. Although we believe the reverse stock split is necessary to enable us to increase the per share stock price of our common stock, we cannot assure you that if we effect the reverse stock split that those objectives will be accomplished.

Make additional Shares of Authorized but Unissued Common Stock Available
: The Company currently has 45 million shares of common stock authorized and has issued, or committed to issue, substantially all of those shares when reserves for outstanding convertible securities are included. As of September 29, 2015, 44,780,897 common shares are issued and outstanding. We also require additional shares to reserve for other convertible securities. The Board approved the reverse stock split while concurrently increasing the number of authorized shares of common stock to ensure that the Company has sufficient shares available for general corporate purposes including, without limitation, acquisitions, establishing strategic partnerships, equity financings, providing equity incentives to employees, and other recapitalizations. From time to time the Company considers these types of transactions as market conditions or other opportunities arise. Further, the Company is in need of capital to execute its business plan, and continues to actively consider capital raising transactions which would require common stock which will become available as a result of the reverse split.

Principal Effects of the Reverse Split In the event our board of directors determines to effect the reverse stock split, we will publicly announce the reverse split and the exact number of shares in the range previously approved by the Board. The par value of our common stock and preferred stock will remain at $0.0001 and $.01 per share, respectively. In the event the reverse stock split and preferred amendment is later affected by our board, it will apply simultaneously for all outstanding shares of our common stock and preferred stock. The reverse stock split will affect all of our common stockholders uniformly and will not affect any stockholders percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share. Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended. As shown in the table below, in the event the reverse stock split is effected, one of the results will be to effectively increase the proportion of authorized shares of common stock and preferred stock which are unissued relative to those which are issued. The following table provides estimates as of September 29, 2015 of the number of shares of our common and preferred stock (a) authorized, (b) outstanding, and (c) available for issuance at the following times: (i) prior to any reverse stock split; (ii) in the event the reverse stock split is affected; and (iii) assuming the increase in authorized shares in the first amendment:

	Shares Authorized	Shares Outstanding	Shares available for Issuance
Prior to any action	45,000,000	44,780,879	219,121
After the Reverse Split	45,000,000	2,239,044	42,760,956
After the Reverse Split and increase in Authorized	100,000,000	2,239,044	97,760,956

Accounting Matters

The reverse stock split will not affect the par value of our common or preferred stock, which will remain $0.001 and $.01 par value per share, respectively. As a result, at the effective time of the reverse stock split, the stated capital attributable to common and preferred stock and the additional paid-in capital account on our balance sheet will not change. Reported per share net income or loss will be higher because there will be fewer shares of stock outstanding.

Options, Restricted Stock Awards, Warrants and Convertible Notes

The reverse stock split will cause proportionate adjustments to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, preferred shares and convertible notes entitling holders thereof to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants and notes, upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares vesting under restricted stock grants made will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the board of directors, subject to our treatment of fractional shares.

Fractional Shares

We will not issue fractional shares of stock in connection with the reverse stock split. In lieu thereof, stockholders who would otherwise be entitled to receive a fractional share as a consequence of the reverse stock split will be rounded up to the next whole share of common stock. As a result, stockholders will not receive cash for fractional shares.

Odd Lots

In the event the reverse stock split is effected, it will result in an increased number of stockholders owning odd lots of fewer than 100 shares of our common stock after the reverse stock split. The per share costs, including brokerage commissions, of transactions in odd lots, are generally higher than the costs of transactions in round lots of multiples of 100 shares. CUSIP Number In the event the reverse stock split is effected, our common stock will have a new Committee on Uniform Securities Identification Procedures Number (CUSIP Number), which is a number used to identify our equity securities. Potential Anti-Takeover Effect Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of us with another company, the reverse stock split is not being effectuated in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board and stockholders. Our board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of us.

Board Discretion to Effect the Reverse Split

Our board of directors may effect only one reverse stock split in connection with this Information Statement and the reverse stock split must be effected on or before September 30, 2016. If our board decides to delay the reverse stock split beyond that date, we would be required to re-obtain stockholder approval and mail you another Information Statement. Our board’s decision to effect the reverse stock split, if at all, will be based on its determination as to the advisability of the reverse stock split, in connection with the considerations described above under the section Reasons for the Reverse Split. In the event our board decides to affect the reverse stock split, our board may nonetheless abandon the reverse stock split, without further action by our stockholders, at any time prior to the effectiveness of the reverse split.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If our board of directors believes that affecting the reverse stock split is in our best interests and that of our stockholders, our board will determine the ratio of the reverse stock split to be implemented and publicly announce such ratio. Our board may delay affecting the reverse stock split until September 30, 2016 without re-obtaining stockholder approval. However, we must re-obtain stockholder approval if our board delays affecting the reverse stock split beyond such date. At the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. The reverse stock split will take place on the effective date without any action on the part of the stockholders. In the event the reverse stock split is effected, as soon as practicable after the effective date stockholders will be notified that the reverse stock split has been affected. Stockholders who hold shares in certificated form should not do anything with their certificates at this time. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders holding pre-split shares may, at their own expense, surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholders outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent and the applicable transfer fee payable by the stockholder. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, we intend to treat stockholders holding our common stock in street name, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split, and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre- reverse stock split shares were, and the post- reverse stock split shares will be, held as a capital asset, as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with their own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. No gain or loss should be recognized by a stockholder upon the stockholders exchange of pre- reverse stock split shares for post- reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post- reverse stock split shares received in the reverse stock split will be the same as the stockholders aggregate tax basis in the pre- reverse stock split shares exchanged therefore. The stockholders holding period for the post- reverse stock split shares will include the period during which the stockholder held the pre- reverse stock split shares surrendered in the reverse stock split. Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Risks Associated With the Reverse Stock Split

The reverse stock split may not result in a proportionate increase in the price of our common stock, in which case our shareholders will lose value in their stockholdings.

We expect that the reverse stock split of our outstanding common stock will increase the market price of our common stock so that we will be able to meet the minimum bid price requirements of more broker dealers and increase general interest in our stock.  However, the price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum bid price requirement

Even if the reverse stock split achieves a higher price, we cannot assure you that any price increase will be sustained. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain a higher stock price.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty affecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Appraisal Rights

Under the Nevada Revised Statutes and our articles of incorporation and bylaws, stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 29, 2015 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our named executive officers, (c) by each of our directors and (d) by all of our current executive officers and directors as a group. As of September 29, 2015 there were 44,780,879 shares of our common stock issued and outstanding. Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of September 29, 2015 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Except as otherwise indicated, the address of each stockholder is c/o Grow Condos, Inc. at 722 W. Dutton Road, Eagle Point, OR 97524.

	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Outstanding Common Stock (1)
Name and Address of Beneficial Owner
Wayne A. Zallen	18,370,100 Direct	41.0%
Joann Z. Cleckner	3,000,0000 Direct	6.7%
Jeff W. Holmes PO Box 11207 Zephyr Cove, NV 89448	2,734,680 (2)	6.1%
Carl S. Sanko 18301 Ghost Town St. Tehachapi, CA 93561	408,200 Direct	0.9%
David Tobias	1,812,800	4.1%
Executive officers and directors as a group 4 persons	23,691,000	52.7%

(1) Based on a total of 44,780,879 shares outstanding. (2) Of the 2,734,680 shares, 1,927,587 are held directly, 457,093 are held indirectly as they are owned by the Scottsdale Equity Growth Fund LLC, an entity controlled by Mr. Holmes, and the balance of 350,000 can be acquired upon the conversion of derivative securities held by Mr. Holmes.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons have any substantial interest, direct or indirect, in proposed amendment to the Company’s articles of incorporation which differs from that of other stockholders of the Company.

DISSENTERS RIGHT OF APPRAISAL

The Nevada laws governing corporations incorporated in the State of Nevada do not provide for dissenters rights of appraisal, and the Company will not independently provide our shareholders with any such rights, in connection with the matters discussed in this Information Statement.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SECs Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SECs EDGAR reporting system can also be accessed directly at www.sec.gov.

By Order of the Board of Directors,

|s|Wayne A. Zallen Wayne A. Zallen CEO

Eagle Point, Oregon October ___, 2015

Appendix A

Form of Amendment to the Certificate of Incorporation:

CERTIFICTE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF GROW CONDOS, INC.

Pursuant to the provisions of Section 78.385, et. seq., of the Nevada Revised Statutes, Grow Condos, Inc., a Nevada corporation, hereinafter referred to as the Corporation, hereby adopts the following Certificate of Amendment to its Articles of Incorporation:

FIRST:

The name of the Corporation is Grow Condos, Inc.

SECOND:

Article IV of the Articles of Incorporation shall be amended to read as follows:

ARTICLE IV AUTHORIZED SHARES

The Corporation is authorized to issue a total of 110,000,000 shares, consisting of 10,000,000 shares of preferred stock having a par value of $0.001 per share (hereinafter referred to as "Preferred Stock") and 100,000,000 shares of common stock having a par value $0.001 per share (hereinafter referred to as "Common Stock"). Shares of any class of stock may be issued, without shareholder action, from time to time in one or more series as may from time to time be determined by the board of directors. The board of directors of this Corporation is hereby expressly granted authority, without shareholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a) designate in whole or in part, the powers, preferences, limitations, and relative rights, of any class of shares before the issuance of any shares of that class;

(b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the powers, preferences, limitations, and relative rights of the series, all before the issuance of any shares of that series;

(c) alter or revoke the powers, preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or

(d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series; provided that, the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized shares of the applicable class of shares available for designation as a part of the series.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the board of directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the board of directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

Reverse Stock Split

Effective upon FINRA establishing an effective date for a 20 into 1 reverse stock split that the Board and the holders of a majority of voting power of the Corporation approved on September 29, 2015, each twenty (20) shares of the Corporation's common stock issued and outstanding shall be changed, without any further action, into one (1) fully paid and non- assessable share of the Corporation's common stock. No fractional shares will be issued as a result of this change in the Corporation's common stock, but ,instead any fractional share held by a holder of issued and outstanding common stock as a result of this change shall be rounded up to the nearest whole number of shares.

THIRD:

By executing this Certificate of Amendment to the Articles of Incorporation, the CEO of the Corporation does hereby certify that on October_____, 2015, the foregoing amendment to the Articles of Incorporation of Grow Condos, Inc., was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes by the consent of the majority of the Corporations shareholders.

DATED this ________ day of October, 2015

|s|Wayne A. Zallen
Wayne A. Zallen, CEO